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                                                                     EXHIBIT 2.1




                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER dated as of May , 1995, is entered into by and between SHERMAN, GOELZ AND ASSOCIATES, a Nevada corporation ("Sherman Goelz"), and NORDIC EQUITY PARTNERS CORP., a Delaware corporation ("Nordic"), such corporations being hereinafter collectively referred to as the "Constituent Corporations."

                                   RECITALS

     WHEREAS, Nordic is a corporation duly organized and existing under the laws of the state of Delaware, having an authorized capital of 100,000,000 shares of common stock par value $.001 per share (the "Common Stock of Nordic"), of which one share is issued and outstanding as of the date hereof and 1,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding as of the date hereof; and

     WHEREAS, Sherman Goelz is a corporation duly organized and existing under the laws of the state of Nevada, having an authorized capital of 100,000,000 shares of common stock, par value $.001 per share (the "Common Stock of Sherman Goelz"), of which 4,680,003 shares are issued and outstanding as of the date hereof; and

     WHEREAS, the respective boards of directors of Sherman Goelz and Nordic have each duly approved this Agreement and Plan of Merger (the "Plan") providing for the merger of Sherman Goelz with and into Nordic with Nordic as the surviving corporation as authorized by the statutes of the State of Delaware; and

     WHEREAS, Sherman Goelz owns all of the issued and outstanding voting securities of Nordic;

                                   Agreement

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger and the manner and basis of causing the shares of Sherman Goelz to be converted into shares of stock of Nordic and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval and adoption of this Plan by the requisite vote of the stockholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows;


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                                   ARTICLE I

                   MERGER AND NAME OF SURVIVING CORPORATION

     On the effective date of the merger, Sherman Goelz and Nordic shall cease to exist separately and Sherman Goelz shall be merged with and into Nordic, which is hereby designated as the "Surviving Corporation," the name of which on and after the Effective Date of the merger shall be Nordic Equity Partners Corp. or such other name as may be available and to which the parties may agree.

                                   ARTICLE II

                         TERMS AND CONDITIONS OF MERGER

     The terms and conditions of the merger are (in addition to those set forth elsewhere in this Plan) as follows:

          (a) On the Effective Date of the merger:

               (1) Sherman Goelz shall be merged into Nordic to form a single corporation, and Nordic shall be designated herein as the Surviving Corporation.

               (2) The separate existence of Sherman Goelz shall cease.

               (3) The Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall be subject to all duties and liabilities of a corporation organized under the laws of the State of Delaware.

               (4) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal, and mixed, and all debts due of whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the title to any real estate, or any interest therein, vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; any claim existing or action or proceeding pending by or against either of such



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          Constituent Corporations may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of the Constituent Corporation; and neither the rights of creditors nor any liens on the property of either of the Constituent Corporations shall be impaired by the merger.

          (b) On the Effective Date of the merger, the Board of Directors of the Surviving Corporation and the members thereof shall consist of the members of the Board of Directors of Sherman Goelz immediately prior to the merger, to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the State of Delaware.

          (c) On the Effective Date of the merger, the officers of the Surviving Corporation shall be the officers of Sherman Goelz immediately prior to the merger, such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the State of Delaware.

     If on the Effective Date of the merger, a vacancy shall exist in the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided in the bylaws of the Surviving Corporation.

                                  ARTICLE III

                     MANNER AND BASIS OF CONVERTING SHARES

     The manner and basis of converting the shares of the Constituent Corporations and the mode of carrying the merger into effect are as follows:

          (a) Each share of Common Stock of Sherman Goelz outstanding on the Effective Date of the merger shall, without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of Common Stock of Nordic which shall, on such conversion, be validly issued and outstanding, fully paid, and nonassessable, and shall not be liable to any further payments with respect thereto. After the Effective Date of the merger, each holder of an outstanding certificate which prior thereto represented shares of Common Stock of Sherman Goelz shall be entitled, on surrender thereof to the transfer and exchange agent, to receive in exchange therefor



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     a certificate or certificates representing the number of whole shares of
     Common Stock, of Nordic. Until so surrendered, each such outstanding certificate (which prior to the Effective Date of the merger represented shares of Common Stock of Sherman Goelz) shall for all purposes evidence the ownership of the shares of Nordic into which such shares shall have been converted. Nordic shall not issue any fractional interest in shares of Nordic in connection with the aforesaid conversion, and any fractional shares shall be rounded to the next highest number of whole shares.

          (b) All shares of the Common Stock of Nordic into which shares of the Common Stock of Sherman Goelz shall have been converted, pursuant to this
     Article III, shall be issued in full satisfaction of all rights pertaining to the shares of Common Stock of Sherman Goelz.

          (c) If any certificate for shares of Nordic is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that the transfer be in compliance with applicable federal and state securities laws, and that the person requesting such exchange pay to Nordic or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Nordic in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Nordic or any agent designated by it that such tax has been paid or is not payable.

          (d) On the Effective Date, the one share of Common Stock of Nordic currently issued and outstanding shall be cancelled and returned to the status of authorized but unissued Common Stock.

                                  ARTICLE IV

                    CERTIFICATE OF INCORPORATION AND BYLAWS

     1. The Certificate of Incorporation of Nordic shall, on the merger becoming effective, be and constitute the Certificate of Incorporation of the Surviving Corporation until amended in the manner provided by law.

     2. The Bylaws of Nordic shall, on the merger becoming effective, be and constitute the Bylaws of the Surviving Corporation until amended in the manner provided by law.



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                                   ARTICLE V

                             SHAREHOLDER APPROVAL

     This Plan shall be submitted for approval by the stockholders of each of the Constituent Corporations as provided by the laws of the states of Nevada and Delaware. After the approval or adoption thereof by the stockholders of each Constituent Corporation in accordance with the requirements of the applicable laws, all required documents shall be executed, filed, and recorded, and all required acts shall be done in order to accomplish the merger under the provisions of the laws of the states of Nevada and Delaware.

                                  ARTICLE VI

                  APPROVAL AND EFFECTIVE DATE OF THE MERGER,
                             MISCELLANEOUS MATTERS

     1. The merger shall become effective when all the following actions shall have been taken:

          (a) This Plan shall be authorized, adopted, and approved on behalf of each Constituent Corporation in accordance with the laws of the States of Nevada and Delaware; and

          (b) This Plan, or a certificate of merger in the form required, executed and verified in accordance with the laws of the state of Delaware, shall be filed in the Office of the Secretary of State of Delaware.

The date on which such actions are completed and such merger is effected is herein referred to as the "Effective Date".

     2. If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirm title in the Surviving Corporation, of record or otherwise, to any property of Sherman Goelz acquired or to be acquired by, or as a result of, the merger, the officers and directors of Sherman Goelz or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations, and assurances and to do all things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving Corporation and otherwise carry out the purposes of the merger and the terms of this Plan.

     3. For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, each such counterpart shall be deemed to



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be an original instrument, and all such counterparts together shall be considered one instrument.

     4. If, at any time prior to the Effective Date hereof, events or circumstances occur, which in the opinion of a majority of the Board of Directors of either of the Constituent Corporations, renders it inadvisable to consummate the merger, this Plan shall not become effective.

     5. This Plan shall be governed by and construed in accordance with the laws of the state of Delaware.

     6. This Plan cannot be altered or amended, except pursuant to an instrument in writing signed on behalf of the parties hereof.

     The foregoing Agreement and Plan of Merger, having been approved by the Board of Directors of each Constituent Corporation, and having been adopted separately by the stockholders of each Constituent Corporation thereto in accordance with the laws of the states of Nevada and Delaware, the President and Secretary of Sherman Goelz, and the President and Secretary of Nordic, do hereby execute this Agreement and Plan of Merger this 16 day of May, 1995.

ATTEST:                          SHERMAN, GOELZ AND ASSOCIATES
                                 (A Nevada Corporation)


/s/ KJELL SJOSTRAND              By: /s/ GORAN HAGGQVIST
- --------------------------          ----------------------------------
Kjell Sjostrand,                    Goran Haggqvist, President
Secretary

ATTEST:                          NORDIC EQUITY PARTNERS CORP.
                                 (A Delaware corporation)


/s/ KJELL SJOSTRAND              By: /s/ GORAN HAGGQVIST
- --------------------------          ----------------------------------
Kjell Sjostrand,                    Goran Haggqvist, President
Secretary



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